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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        MORGAN STANLEY DEAN WITTER & CO.
             (Exact name of registrant as specified in its charter)

DELAWARE                                                   36-3145972
(State of incorporation                       (IRS Employer Identification No.)
or organization)

                     1585 Broadway, New York, New York             10036
               (Address of principal executive offices)         (Zip Code)
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          If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [X]


          If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [ ]


Securities to be registered pursuant to Section 12(b) of the Act:


Title of each class                       Name of each exchange on which
to be so registered                       each class is to be registered
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Medium-Term Notes, Series C                THE AMERICAN STOCK EXCHANGE
(1% Exchangeable Notes)
Due April 15, 2005

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)


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               Item 1. Description of the Registrant's Securities to be
         Registered.

               The title of the class of securities to be registered hereunder is: "Medium-Term Notes, Series C (1% Exchangeable Notes) Due April 15, 2005 (Exchangeable for Shares of Common Stock of Six Telecommunications Corporations)" (the "Notes"). A description of the Notes is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of the Registrant on Form S-3 (Registration No. 333-46935), as amended, (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated March 26, 1998 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the Notes contained in the pricing supplement to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the Notes and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.




               Item 2. Exhibits.

               The following documents are filed as exhibits hereto:

               4.1 Proposed form of Global Note evidencing the Notes.






                                    SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   MORGAN STANLEY DEAN WITTER & CO.
                                   (Registrant)


Date: April 6, 1998                By:  /s/Ronald T. Carman
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                                   Name: Ronald T. Carman
                                   Title:  Assistant Secretary



                               INDEX TO EXHIBITS

Exhibit No.                                                     Page No.
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4.1       Form of Global Note evidencing the Note                   A-1